UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2013

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

Hines Global REIT, Inc. (the “Company”) has a distribution reinvestment plan (the “DRP”), pursuant to which the Company's stockholders may elect to have their distributions reinvested in shares of the Company's common stock. On June 26, 2012, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) for a follow-on public offering of up to $3,500,000,000 in shares of common stock, which it refers to as the “2nd Offering.” The SEC brought the 2nd Offering effective on February 4, 2013. On January 25, 2013, in connection with the anticipated commencement of the 2nd Offering, the board of directors of the Company announced a new primary offering price for shares of the Company's common stock, effective upon the commencement of the 2nd Offering, of $10.28, an increase from the previous offering price of $10.00. Additionally, shares of common stock sold under the DRP are sold at a price equal to 95% of the price of shares in the Company's then-current primary offerings. As a result, effective February 4, 2013, the price of shares of common stock sold under the DRP increased from $9.50 to $9.77.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

February 4, 2013	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer